Exhibit 10.5

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of August 20, 2009, among NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (“NATK”), TIETEK TECHNOLOGIES, INC., a Texas corporation (“TTT”), and TieTek LLC, a Delaware limited liability company (“TieTek” and together with NATK and TTT, the “Debtors” and each individually a “Debtor”) (collectively and jointly and severally, “Debtor”), and OPUS 5949 LLC (formerly known as Tie Investors, LLC), a Texas limited liability company (the “Secured Party”).

Debtors and Secured Party hereby agree as follows:

1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement or Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement and Security Agreement of even date between the parties.

(b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Loan Agreement” means the Second Lien Loan Agreement of even date herewith between Secured Party and Debtors pursuant to which the Loan is being made.

“Obligations” means all of the obligations of Debtors to the Secured Party pursuant to the Loan Documents, (including, without limitation, the Loans) and all other obligations and liabilities of Debtors under this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Debtor or that any Debtor otherwise has the right to license, is in existence, or granting to any Debtor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Debtor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Debtor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the PTO or any similar offices in any other country, including those listed on Exhibit A hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein.

“PTO” means the United States Patent and Trademark Office.

“Security Agreement” means that certain Second Lien Security Agreement of even date herewith granting to Secured Party a lien on the assets of Debtors executed pursuant to and defined in the Loan Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Debtor or that any Debtor otherwise has the right to license, or granting to any Debtor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Debtor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Debtor: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source indicators or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the PTO or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Exhibit A hereto, and (b) all goodwill associated therewith or symbolized thereby.

“UCC” means the Uniform Commercial Code as in effect in the state of Texas.

(c) Terms Defined in the UCC. Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) Construction. In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer or other disposition of any Collateral by Debtors; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.” To the extent not inconsistent with the foregoing, the rules of construction and interpretation applicable to the Security Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

2. Security Interest.

(a) Grant of Security Interest. As security for the payment and performance of the Obligations, each Debtor hereby grants, assigns, conveys, mortgages and transfers to Secured Party a continuing security interest in all of such Debtor’s right, title, and interest in, to, and under the following property, in each case whether now or hereafter existing or arising or in which such Debtor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the “Collateral”):

(i)	all of its Patents and Patent Licenses together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the PTO or in any similar office of any country or political subdivision thereof, to which it is a party including those referred to on Exhibit A hereto;

(ii)	all reissues, continuations or extensions of the foregoing; and

(iii)	all of its Trademarks and Trademark Licenses together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature now existing or hereinafter adopted or acquired and the applications, registrations and recordings in the PTO or in any similar office or agency of the United States of America, any states thereof, or any other country or subdivision thereof, to which it is a party including those referred to on Exhibit A hereto;

(iv)	all reissues, continuations or extensions of the foregoing;

(v)	all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

(iv)	all products and proceeds of any and all of the foregoing Collateral (including, without limitation, income, license royalties, rights and payment and accounts), any claim/or proceeds by any Debtor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License or any Trademark or Trademark licensed under any Trademark License and any injury to the goodwill associated with any Trademark or any Trademark license under any Trademark License and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

(b) Continuing Security Interest. Each Debtor agrees that this Agreement shall create a continuing security interest in the Collateral.

3. Supplement to Security Agreement. This Agreement has been entered into in conjunction with the security interests granted to Secured Party under the Security Agreement or other security documents referred to in the Loan Documents. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement or any other security documents referred to in the Loan Documents, all terms and provisions of which are incorporated herein by reference.

4. Representation and Warranties. Each Debtor represents and warrants to Secured Party that a true and correct list of all the existing Collateral, consisting of U.S. patents and patent applications or registrations, trademarks, and trade names owned by such Debtor, in whole or in part, is set forth in Exhibit A. Each Debtor also represents and warrants to Secured Party that it has good and merchantable title to the patents identified in Exhibit A, that such patents are free and clear of any security interests, liens or other encumbrances except as set forth on Exhibit B, that such patents have been properly maintained in effect by such Debtor and that such patents do not infringe on other patents. Each Debtor also represents and warrants that it has not granted any license to third parties with respect to the Collateral other than the Australian License.

5. Protection of Collateral. Each Debtor shall take all steps required to preserve and protect the Collateral including, but not limited to, timely paying all royalties, license fees, filing fees or registration fees and diligently defending all threats of infringement thereon and upon challenges to the validity thereof. In the Secured Party’s discretion, if any Debtor fails to do so, the Secured Party may take any of the foregoing steps and make any of the foregoing payments. Each Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. These expenses will bear interest from the date of the advance at the rate of eighteen percent (18%) per annum and are payable on demand at the place where the Obligations are payable. These expenses and interest are part of the Obligations and are secured by this Agreement and the other Loan Documents, as applicable. The Secured Party shall have no obligation to any Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

6. Further Acts. On a continuing basis, each Debtor shall make, execute, acknowledge, and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure such Debtor’s compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Secured Party may record this Agreement, an abstract thereof, or any other document describing Secured Party’s interest in the Collateral with the PTO, at the expense of Debtors. In addition, each Debtor authorizes Secured Party to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Secured Party. If any Debtor shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, such Debtor shall immediately notify Secured Party in a writing signed by such Debtor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

7. Authorization to Supplement. If any Debtor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Agreement shall automatically apply thereto. Each Debtor shall give prompt notice in writing to Secured Party with respect to any such new patent rights. Without limiting any Debtor’s obligations under this Section 7, each Debtor authorizes Secured Party unilaterally to modify this Agreement by amending Exhibit A to include any such new patent rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Exhibit A shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on Exhibit A.

8. Binding Effect. This Agreement shall be binding upon the parties and their respective successors and assigns. No Debtor may, however, assign, transfer, hypothecate or other wise convey its rights, benefits, obligations, or duties hereunder except as specifically permitted in writing by Secured Party.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the state of Texas, except as required by mandatory provisions of law or to the extent the perfection or priority of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than the State of Texas.

10. Entire Agreement; Amendment. This Agreement and the other Loan Documents, together with schedules hereto and thereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties. Notwithstanding the foregoing, Secured Party unilaterally may modify, amend or supplement Exhibit A hereto as provided in Section 7 hereof. To the extent that any provision of this Agreement conflicts with any provision of the Security Agreement or Loan Documents, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Security Agreement and Loan Documents.

11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering a counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

12. No Inconsistent Requirements. Each Debtor acknowledges that this Agreement and the other documents, agreements, and instruments entered into or executed in connection herewith may contain covenants and other terms, and provisions variously stated regarding the same or similar matters, and each Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

13. Severability. If one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provision of this Agreement.

14. Notices. All notices and other communications hereunder shall be in writing and shall be mailed, sent or delivered in accordance with the Settlement Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTORS:

NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

Attest:

Joe B. Dorman	By:	/s/

	Name:	D. Patrick Long

	Its:	Chief Executive Officer

TIETEK TECHNOLOGIES, INC., a Texas corporation

Attest:

Joe B. Dorman	By:	/s/

	Name:	D. Patrick Long

	Its:	Chief Executive Officer

TIETEK LLC, a Delaware limited liability company

Attest:

Joe B. Dorman	By:	/s/

	Name:	D. Patrick Long

	Title:	Chief Executive Officer

	Federal ID #:	52-2440303

SECURED PARTY:

OPUS 5949 LLC (formerly known as TIE INVESTORS, LLC), a Texas limited liability company

By: SAMMONS VPC, INC., a Delaware corporation, Manager
Attest:

Yolanda Brown	By:	/s/

	Name:	Heather Kreager

	Its:	Sr. Vice President

EXHIBIT A

TO THE SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

Patents:

Company	Title	Patent/Application Number	Registration Date
Tietek, LLC	Railroad tie and method for making same	6,828,372	12/07/04
Tietek, LLC	Polymeric compositions and methods for making construction materials from them	5,886,078	03/23/99

Trademarks:

Company	Title	Registration/Serial Number	Registration Date
Tietek, LLC	Tietek	3,188,514	12/26/06

EXHIBIT B

TO THE SECOND LIEN INTELLECTUAL PROPERTY SECURITY AGREEMENT

Security Interests, Liens or Encumbrances

The Collateral is subject to the obligations to pay royalties under the NATK Royalty Agreement and the TieTek Royalty Agreement, as such terms are defined in the Loan Agreement.